Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 89 to the Registration Statement on Form N-1A of Fidelity School Street Trust: Fidelity Global Bond Fund of our report dated February 25, 2013, Fidelity Intermediate Municipal Income Fund of our report dated February 14, 2013, Fidelity International Bond Fund of our report dated February 25, 2013, and Fidelity Strategic Income Fund of our report dated February 22, 2013 on the financial statements and financial highlights included in the December 31, 2012 Annual Report to Shareholders of the above referenced funds which is also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers PricewaterhouseCoopers LLP
Boston, Massachusetts February 25, 2013